SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 7, 2017

TRUETT-HURST, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-35973	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5610 Dry Creek Road, Healdsburg, CA 95448
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 431.4423

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements

On April 6, 2017, the Board of Directors (the “Board”) of Truett-Hurst, Inc. (the “Company”) approved a decrease in the size of the Board from eight to seven directors, effective May 19, 2017. Effective May 19, 2017, Mr. John Fruth will resign as a Class III director and will not serve out his term nor stand for re-election at the 2018 annual meeting of the Company, when Class III directors are to stand for re-election. Upon Mr. Fruth’s resignation, the size of the Board will decrease from eight to seven directors. Effective May 19, 2017, Mr. Heath Dolan will resign as a Class I director and will not stand for re-election at the 2016 annual meeting of the Company. The resignations were not due to any disagreement between Mr. Fruth or Mr. Dolan and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst, Inc.

By:	/s/ Phillip L. Hurst
Phillip L. Hurst
President and Chief Executive Officer
Date: April 7, 2017